Exhibit 99.1
Dollar Tree Comments on TRC Capital “Mini-Tender” Offer

Chesapeake, VA - December 27, 2019 - Dollar Tree, Inc. (NASDAQ: DLTR), North America’s leading operator of discount variety stores, has been notified that TRC Capital Investment Corporation (TRC) has made an unsolicited “mini-tender” offer to purchase up to 1,500,000 shares of Dollar Tree stock at $89.88 per share, or 4.44 percent below the closing share price of Dollar Tree stock on the last trading day before the date of the offer. The TRC offer price is also 3.19% below the closing trading price of Dollar Tree stock today.

Dollar Tree is in no way associated with TRC, and expresses no opinion and is remaining neutral toward TRC’s offer.

Mini-tender offers seek to acquire less than five percent of a company's outstanding shares, thereby avoiding many disclosure and procedural requirements under U.S. federal securities laws and the rules and regulations of the U.S. Securities and Exchange Commission (SEC). As a result, mini-tender offers do not provide investors with the same level of protections as provided by larger tender offers under the U.S. federal securities laws.

On its website, the SEC advises that the people behind these offers “frequently use mini-tender offers to catch shareholders off guard” and that investors “may end up selling at below-market prices.” The SEC's tips for investors regarding mini-tender offers may be found at http://www.sec.gov/investor/pubs/minitend.htm.

Please be aware that shareholders are not required to respond to TRC’s offer. If considering the offer, shareholders should obtain current stock quotes for their shares of Dollar Tree, consult their financial advisors, and exercise caution with respect to TRC’s offer. The offer is set to expire at 12:01 a.m., New York City time, on January 24, 2020, but TRC may extend the offer or terminate it before the expiration date.

Dollar Tree encourages broker-dealers and other market participants in the dissemination of the offer to review the SEC's recommendations to broker-dealers in these circumstances, which can be found on the SEC website at http://www.sec.gov/divisions/marketreg/minitenders/sia072401.htm. Dollar Tree requests that a copy of this news release be included with all distribution of materials related to TRC’s offer for shares of Dollar Tree common stock.

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 15,262 stores across 48 states and five Canadian provinces as of November 2, 2019. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “view,” “target” or “estimate,” “may,” “will,” “should,” “predict,” “possible,” “potential,” “continue,” “strategy,” and similar expressions. For example, our forward-looking statements include statements regarding the purpose, terms and effect of the mini-tender offer by TRC, including without limitation our expectations regarding the percentage of the company’s shares to be purchased in the offer, the reduced protection of the federal securities laws relating to mini-tenders, the price to be paid to shareholders who tender their shares pursuant to the offer, the expiration date of the tender offer and the potential for TRC to extend the offer past the expiration date. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of

Operations” sections in our Annual Report on Form 10-K filed March 27, 2019, and other filings with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

Contact
Dollar Tree, Inc.
Randy Guiler, 757-321-5284
Vice President, Investor Relations
www.DollarTree.com
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